    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2001
                                                      REGISTRATION NO. 333-54964

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              AMENDMENT NO. 2

                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                RADIAN GROUP INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   23-2691170
                      (I.R.S. Employer Identification No.)

              1601 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 564-6600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Howard S. Yaruss
              Senior Vice-President, Secretary and General Counsel
                                Radian Group Inc.
                               1601 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 564-6600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               Yves Quintin, Esq.
                       Schnader Harrison Segal & Lewis LLP
                         Suite 3600, 1600 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 751-2136

   As soon as practicable after this Registration Statement becomes effective.
        (Approximate date of commencement of proposed sale to the public)


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
----------------------------    --------------   ------------------   ------------------   -----------------
TITLE OF EACH CLASS             AMOUNT TO        PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
OF SECURITIES TO                BE REGISTERED    OFFERING PER UNIT*   AGGREGATE OFFERING   REGISTRATION FEE
BE REGISTERED                                                         PRICE*
-----------------------------   --------------   ------------------   ------------------   -----------------
Common Stock, par value $.001   30,000 shares    $61.31               $1,839,000.00        $459.90
-----------------------------   --------------   ------------------   ------------------   -----------------

* Estimated under Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for such shares of common stock on February 1, 2001, as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.



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
                       [INSERT LOGO OF RADIAN GROUP INC.]

                          30,000 Shares of Common Stock

                                   -----------

         This prospectus relates to up to 30,000 shares of common stock, par value $.001 per share (the "Shares"), of Radian Group Inc. ("Radian") that may be offered from time to time by certain existing stockholders of Radian. We will not receive any of the proceeds from the sale of the Shares.

         Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "RDN". On February 1, 2001, the last reported sale price for our common stock on the NYSE was $60.75 per share.

         THE SHARES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                ----------------


                 The date of this prospectus is February 5, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Radian Group Inc...............................................................3
Risk Factors...................................................................4
Forward-Looking Statements....................................................10
Selling  Stockholders.........................................................11
Plan of Distribution..........................................................12
Use of Proceeds...............................................................13
Legal Matters.................................................................13
Experts.......................................................................13
Incorporation of Certain Documents by Reference...............................14

                                RADIAN GROUP INC.

RADIAN'S BUSINESS

         We provide, through our wholly owned subsidiaries, Radian Guaranty Inc. and Amerin Guaranty Corporation (individually referred to as "Radian Guaranty" and "Amerin Guaranty" and together referred to as "Radian" or "we"), private mortgage insurance coverage in the United States on residential mortgage loans. Private mortgage insurance protects mortgage lenders and investors from default related losses on residential first mortgage loans made primarily to home buyers who make down payments of less than 20% of the home's purchase price. Private mortgage insurance also facilitates the sale of such mortgage loans in the secondary mortgage market, principally to Freddie Mac and Fannie Mae. We are restricted, both by state insurance laws and regulations and the eligibility requirements of Freddie Mac and Fannie Mae, to providing insurance on residential first mortgage loans only. We currently offer two principal types of private mortgage insurance coverage, primary and pool. At December 31, 1999, primary insurance comprised 94.3% of our risk in force and pool insurance comprised 5.7% of our risk in force. The volume of pool insurance written increased significantly in the past several years, but declined in 2000 and is expected to decline in 2001 and beyond due primarily to stringent capital requirements.

RECENT DEVELOPMENTS

         Richard C. Mullinax, Jr. and Perry Pike v. Radian Guaranty Inc. and Amerin Guaranty Corporation. CV 01247 United States District Court for the Middle District of North Carolina, Greensboro Division.

         This putative class action was filed in the United States District Court for the Middle District of North Carolina, Greensboro Division on December 15, 2000. Plaintiffs have alleged violations of the Real Estate Settlement Procedures Act ("RESPA"), 12 U.S.C. ss. 2601 et seq. They, along with members of their putative class, claim to be homeowners who purchased primary mortgage insurance from defendants. They allege that in exchange for the referral of primary mortgage insurance business, defendants provided ancillary insurance products - pool policy coverages, captive reinsurance, contracting underwriting agreements, performance notes, and "other structured transactions" - to the lenders at below market price in violation of RESPA's anti-kickback provision. Plaintiffs are seeking damages in the amount of three times the amounts they have paid for primary mortgage insurance, attorneys' fees, costs and expenses. They have also requested injunctive relief prohibiting further alleged violations of RESPA and the receipt by defendants of any further primary mortgage insurance premiums from class members. The Company disputes liability and intends to defend the matter vigorously, although the Company cannot predict the ultimate outcome of this litigation.

         Enhance Financial Services Group Inc. Merger.

         Radian, GOLD Acquisition Corporation, a New York corporation and wholly owned subsidiary of Radian, and Enhance Financial Services Group Inc., a New York corporation ("Enhance"), entered into an Agreement and Plan of Merger, dated as of November 13, 2000 pursuant to which each outstanding share of common stock, par value $0.10 per share, of

Enhance was converted into 0.22 shares of our common stock, par value $0.001 per share (subject to adjustment).

         Acquisition of ExpressClose.com, Inc.

         Radian, ExpressClose.com, Inc. ("ExpressClose"), and the stockholders of ExpressClose entered into a Stock Purchase Agreement, dated as of October 27, 2000. Pursuant to the Stock Purchase Agreement, each stockholder of ExpressClose received: Five Hundred Thousand Dollars ($500,000) in cash; Ten Thousand (10,000) shares of our Common Stock, to be delivered over two years; and a nonqualified stock option to purchase Six Thousand Six Hundred Sixty-Seven (6,667) shares of our Common Stock.

RADIAN'S OFFICES

         Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103. Our telephone number at that location is (215) 564-6600. We also have offices in 21 states. Our Internet address is www.radianmi.com. The information contained on our web site is not incorporated by reference in this prospectus and shall not be considered a part of this prospectus.

                                  RISK FACTORS

LOSING THE BUSINESS OF ANY MAJOR LENDER COULD HARM OUR FINANCIAL PERFORMANCE.

         Since our formation by the merger of Amerin Corporation into CMAC Investment Corporation (now known as: Radian Group Inc.), we have been dependent on a small number of lenders for a substantial portion of our business risk. Our top ten lenders were responsible for 43.9% of the direct primary risk in force, which refers to an aggregate amount equal to the principal amount of each of our insured loans multiplied by the applicable coverage percentage on that loan, at December 31, 1999.

         The concentration of business with our lenders may increase as a result of mergers or other factors. Such lenders may reduce the amount of business currently given to us or cease doing business with us altogether. Our master policies and related lender agreements do not, and by law cannot, require our lenders to do business with us. The loss of business from any major lender could materially adversely affect our business and financial results.

WE MAY FACE NEW COMPETITION FROM FANNIE MAE AND FREDDIE MAC WHICH MAY REDUCE REVENUES.


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

         Fannie Mae and Freddie Mac have both recently announced programs under which less mortgage insurance coverage may be required on loans with down payments of less than 20%. If these programs are successful, or if Fannie Mae or Freddie Mac elect to assume more of the credit risks on these loans or use credit enhancements other than mortgage insurance, less mortgage insurance would be used. This would in turn reduce our revenues.

INCREASED CLAIMS AND LOSSES ON POLICIES COULD HARM FINANCIAL PERFORMANCE.

         The factors identified below affect the private mortgage insurance industry in general and will affect us. Any of these factors could cause claims and losses on the policies issued by us to increase. Any increase in claims and losses may materially adversely affect our financial condition and results of operations.

         (1) THE CONCENTRATION OF RISK IN FORCE IN RELATIVELY FEW STATES COULD INCREASE CLAIMS AND LOSSES.

         We can be particularly affected by economic downturns in regions where large portions of business are concentrated. As of December 31, 1999, we had a relatively high percentage of primary risk in force concentrated in the following ten states:

     o   California     17.2% of total primary risk in force
     o   Florida         7.4% of total primary risk in force
     o   New York        6.2% of total primary risk in force
     o   Texas           5.4% of total primary risk in force
     o   New Jersey      4.0% of total primary risk in force
     o   Georgia         4.0% of total primary risk in force
     o   Illinois        3.8% of total primary risk in force
     o   Pennsylvania    3.7% of total primary risk in force
     o   Arizona         3.7% of total primary risk in force
     o   Colorado        3.0% of total primary risk in force

         Continued and prolonged adverse economic conditions in these states could result in high levels of claims and losses. In addition, refinancing activity, such as that which occurred in 1998, can have the effect of concentrating our insurance in force in economically weaker areas, since loans in areas experiencing property value appreciation are less likely to require mortgage insurance at the time of refinancing than are loans in areas experiencing limited or no property value appreciation.


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

         (2) WE CANNOT CANCEL POLICIES OR ADJUST RENEWAL PREMIUMS TO PROTECT FROM UNANTICIPATED CLAIMS OR LOSSES.

         Generally, we cannot cancel mortgage insurance coverage we provide. Also, we generally fix renewal premium rates for the life of the policy when issued. If the risk underlying a particular product develops more adversely than anticipated or if national and regional economies undergo unanticipated stress, we cannot increase renewal premium rates or cancel coverage to offset against such adverse developments.

         (3) OUR RISK IN FORCE CONSISTS OF LOANS WITH HIGH LOAN-TO-VALUE RATIOS, WHICH GENERALLY RESULT IN MORE CLAIMS THAN LOANS WITH LOWER LOAN-TO-VALUE RATIOS.

         At December 31, 1999:

            o 49.1% of our primary risk in force consisted of mortgage loans with loan-to-value ratios ("LTVs"), greater than 90.01%

            o 44.3% of our primary risk in force consisted of mortgage loans with LTVs greater than 90.01%, but less than or equal to 95.00%

            o 4.8% of our primary risk in force consisted of mortgage loans with LTVs greater than 95.00%

            o 11.1% of our primary risk in force consisted of adjustable rate mortgage loans

         Loans with LTVs greater than 90% are expected to have claim incidence rates substantially higher than mortgage loans with LTVs equal to or less than 90%. In the case of adjustable rate mortgage loans, such loans generally have higher claim incidence rates than fixed rate loans. The proportion of such higher LTV loans in our risk in force will be somewhat higher than the comparable proportion for the overall mortgage insurance industry due to the recent entry by Amerin Guaranty into the mortgage insurance business and an overall industry trend in recent years toward a greater percentage of loans with higher LTVs.

         Our premium rates are based upon the expected risk of claim on the insured loan and take into account the LTVs, loan type, mortgage term, occupancy status and coverage percentage. In addition, the premium rates take into account persistency, operating expenses and reinsurance costs, as well as profit and capital needs and the prices offered by competitors. However, premiums earned, and the associated investment income, may ultimately prove to be inadequate to compensate for future losses.

         (4) GENERAL ECONOMIC FACTORS MAY ADVERSELY AFFECT OUR LOSS EXPERIENCE.

         We believe that our loss experience, and the loss experience of other mortgage insurers, would be materially and adversely affected by extended national or regional economic


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

recessions, falling housing values, rising unemployment rates, interest rate volatility or combinations of such factors. Such economic events could also materially adversely impact the demand for housing and, consequently, mortgage insurance.

        (5) WE EXPECT OUR LOSS EXPERIENCE TO INCREASE AS POLICIES AGE.

         The majority of claims under private mortgage insurance policies have historically occurred during the third through the sixth years after issuance of the policies. As of December 31, 1999, approximately 77.7% of the primary risk in force was written since January 1, 1997. This means that less than 22.3% of the primary risk in force has reached the beginning of the expected peak claims period. As a result, our loss experience is expected to significantly increase as our policies continue to age. If the claim frequency on such risk in force significantly exceeds the claim frequency that was assumed in setting premium rates, our financial condition, results of operations and cash flows would be materially and adversely affected.

         (6) OUR RESERVES MAY BE INSUFFICIENT TO COVER CLAIMS PAID OR LOSS-RELATED EXPENSES INCURRED.

         Our results of operations would be adversely affected if reserves are insufficient to cover the actual related claims paid and loss-related expenses incurred. We establish loss reserves to recognize the liability for unpaid losses related to insurance in force on mortgage loans which are in default. These loss reserves are based upon the estimated claim rate and related claim amount. These estimates are regularly reviewed and updated using the most current information available. Such reserves are necessarily based on estimates and the ultimate claim rate and the resulting aggregate amount of claims may vary from such estimates. Any resulting adjustments, which may be material, are reflected in our then current consolidated results of operations. Our reserves may not be adequate to cover ultimate loss development on incurred defaults. Generally accepted accounting principles do not permit us to establish loss reserves in respect of estimated potential defaults that may occur in the future.

PAYING A SIGNIFICANT NUMBER OF CLAIMS UNDER THE POOL INSURANCE WE WRITE COULD HARM FINANCIAL PERFORMANCE.

         We expect to continue offering traditional pool insurance, which is generally considered riskier than primary insurance. Under primary insurance, an insurer's exposure is limited to a specified percentage of any unpaid principal, delinquent interest and related expenses on an individual loan. Under traditional pool insurance, there is an aggregate exposure limit -- a "stop loss" -- on a pool of loans, which amount is generally between 1% and 10% of the initial aggregate loan balance of the entire pool of loans. Under our pool insurance, we could be required to pay the full amount of every loan in the pool that is in default and upon which a claim is made until the stop loss is reached, rather than a percentage of that amount. If we are required


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

to pay a significant number of claims under our pool insurance, then our financial condition and results of operations could be materially and adversely affected.

OUR PROGRAM OF DELEGATED UNDERWRITING MAY CAUSE US TO INSURE, AND PAY CLAIMS RELATED TO, UNACCEPTABLY RISKY LOANS THAT WE WOULD NOT HAVE OTHERWISE INSURED AS UNDERWRITERS.

         Radian Guaranty and other mortgage insurers offer programs of delegated underwriting to some of their customers. Amerin Guaranty has written substantially all of its insurance on a delegated underwriting basis. We expect to continue offering delegated underwriting to customers of Amerin Guaranty and Radian Guaranty that are currently authorized to use delegated underwriting, and may expand the availability of delegated underwriting to additional customers. The performance of loans insured through programs of delegated underwriting has not been tested over an extended period of time or over portfolios almost exclusively written based on delegated underwriting. The performance of such loans has not been tested in a period of adverse economic conditions.

         Once a lender is accepted for delegated underwriting, the insurer generally may not refuse to insure, or rescind coverage on, a particular loan originated by such lender even if the insurer reevaluates the loan's risk profile or if the lender fails to follow delegated underwriting criteria. Our ability to take action against a lender will be limited by access to data with which to assess the risk of a lender's insured loans and to assess compliance with applicable criteria. Moreover, we would remain at risk for any loans insured by a lender prior to our curtailing or terminating a lender's delegated underwriting authority. A lender could possibly cause us to insure a material volume of loans with unacceptable risk profiles before such lender's delegated underwriting authority was terminated.

IF OUR CLAIMS PAYING ABILITY RATING IS DOWNGRADED, THEN MORTGAGE LENDERS AND THE MORTGAGE SECURITIZATION MARKET MAY NOT PURCHASE MORTGAGES OR MORTGAGE-BACKED SECURITIES INSURED BY US WHICH WOULD HARM FINANCIAL PERFORMANCE.

         Standard & Poor's Rating Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") have rated the respective financial strength and claims-paying ability of both Radian Guaranty and Amerin Guaranty, both of which are operating subsidiaries of Radian Group Inc., as "Aa3" and "AA". Any downgrading of these ratings below such levels would have a material adverse effect on the results of operations and prospects. Adverse developments in our subsidiaries' financial condition or results of operations, by virtue of underwriting or investment losses or otherwise, or changes in the views of the rating agencies, could cause the rating agencies to lower their ratings. Our claims-paying ability ratings may be downgraded by one or more rating agencies in the future. If ratings fall below "Aa3" from Moody's or "AA" from S&P, then national mortgage lenders, and a large segment of the mortgage securitization market, including Fannie Mae and Freddie Mac, generally will not purchase mortgages or mortgage-backed securities insured by us.

AN INCREASE IN SUBSIDIARIES' RISK TO CAPITAL RATIO MAY PREVENT THEM FROM WRITING NEW INSURANCE, WHICH WOULD HARM OUR FINANCIAL PERFORMANCE.

         Moody's and S&P have agreed with Amerin Guaranty and its subsidiaries to limit the amount of insurance risk that may be written by such subsidiaries as a condition of the issuance and maintenance of their "Aa3" and "AA" ratings. We may be required to enter into similar agreements. If so, our subsidiaries have several alternatives available to control their risk to capital ratios, including obtaining capital contributions from us, purchasing additional quota share or excess of loss reinsurance or reducing the amount of new business written. However, we may not be able to raise additional funds, or do so on a timely basis, in order to make a capital contribution to our subsidiaries. In addition, reinsurance may not be available to our subsidiaries or, if available, may not be available on satisfactory terms. A material reduction in statutory capital, whether resulting from underwriting or investment losses or otherwise, or a disproportionate increase in risk in force, could increase the risk to capital ratio. An increase in the risk to capital ratio could limit our subsidiaries' ability to write new business, which then could materially adversely affect our results of operations and prospects.

         Fannie Mae and Freddie Mac announced higher coverage requirements effective in the first quarter of 1995 for mortgage loans with high LTVs. These requirements have increased the average coverage percentages of new insurance written by us, as well as increased premiums earned on policies subject to such requirements. These requirements have increased our risk in force and risk to capital ratio. We expect that they will continue to have some incremental effect on the risk to capital ratio in the future.

WE COMPETE WITH PRIVATE MORTGAGE INSURERS, GOVERNMENTAL AGENCIES AND OTHERS WHICH MAY REDUCE REVENUES.

         The mortgage insurance industry is increasingly competitive. Such competition may reduce revenues, which could in turn decrease the value of investments in us. The principal sources of direct and indirect competition are:

         o other private mortgage insurers, some of which are well capitalized, diversified public companies or their affiliates, and will have higher claims-paying ability ratings and greater access to capital than us;

         o federal and state governmental and quasi-governmental agencies, principally the Federal Housing Administration; and

         o mortgage lenders that forego third-party coverage and retain the full risk of loss on their high LTV loans.


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
         The United States private mortgage insurance industry is both highly dynamic and intensely competitive. Many factors bear on the relative position of the private mortgage insurance industry versus the "direct" government and quasi-governmental competition and the "indirect" competition of major lending institutions, including:

         o legislative and/or regulatory initiatives which affect the FHA's competitive position; and


         o the capital adequacy of, and alternative business opportunities for, lending institutions.

         In 1999, our combined market share of the private mortgage insurance market based on new primary insurance was 17.5%. However, our market share of new insurance written may not grow and could decrease in the future.

IF FANNIE MAE AND FREDDIE MAC CONTINUE TO REDUCE THEIR COVERAGE REQUIREMENTS, THEN WE COULD LOSE PREMIUM REVENUE.

         Fannie Mae recently announced that it would require less coverage on loans written through its Desktop Underwriter program. This reduction of coverage will result in a reduction in the amount of premium we earn in connection with loans under this program. Freddie Mac may announce a similar reduction in coverage requirements. Furthermore, Fannie Mae and Freddie Mac may further reduce coverage requirements, but only to the extent consistent with their charters which specifically require mortgage insurance. In the event of such reductions, we could lose some of our premium revenue.

A THIRD-PARTY ACQUISITION OF US MAY BE DIFFICULT, EVEN IF IT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

         The anti-takeover provisions of Delaware law could make it more difficult for a third party to acquire control of us, even if a change in control would be beneficial to stockholders. Our certificate of incorporation provides that our board of directors may issue preferred stock without stockholder approval. Our certificate of incorporation also provides for a classified board, with each board member serving a staggered three year term. In addition, we have in place a "poison pill" stockholders' rights plan that will trigger a dilutive issuance of common stock upon substantial purchases of our common stock by a third party. The issuance of preferred stock, the existence of a classified board and the rights plan could make it more difficult for a third party to acquire us.

                           FORWARD-LOOKING STATEMENTS

         THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS," AS DEFINED IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ESTIMATES," "PROJECTS," "ANTICIPATES," "EXPECTS," "INTENDS," "BELIEVES," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE


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

TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO THE FOLLOWING:

         o THE RISK THAT HOUSING DEMAND MAY DECREASE AS A RESULT OF HIGHER-THAN-EXPECTED INTEREST RATES, ADVERSE ECONOMIC CONDITIONS, OR OTHER REASONS;

         o  THE RISK THAT SEASONALITY MAY BE DIFFERENT FROM THE HISTORICAL
            PATTERN;

         o THE RISK THAT THE MARKET SHARE OF THE SEGMENT OF THE MORTGAGE MARKET SERVED BY THE MORTGAGE INSURANCE INDUSTRY MAY DECLINE AS A RESULT OF COMPETITION FROM GOVERNMENT PROGRAMS OR OTHER SUBSTITUTE PRODUCTS; AND

         o THE RISK THAT OUR SHARE OF ORIGINATIONS HAVING PRIVATE MORTGAGE INSURANCE MAY DECLINE AS A RESULT OF COMPETITION OR OTHER FACTORS.

INVESTORS ARE ALSO DIRECTED TO OTHER RISKS DISCUSSED IN DOCUMENTS FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION.

         THESE STATEMENTS ARE ONLY ESTIMATES OR PREDICTIONS AND CANNOT BE RELIED UPON. WE CAN GIVE NO ASSURANCE THAT FUTURE RESULTS WILL BE ACHIEVED. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY AS A RESULT OF RISKS FACING US OR ACTUAL RESULTS DIFFERING FROM THE ASSUMPTIONS UNDERLYING SUCH STATEMENTS. THESE RISKS AND ASSUMPTIONS COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM FUTURE RESULTS INDICATED, EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS INCLUDED IN THE PROSPECTUS.

         ALL FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS THAT ARE ATTRIBUTABLE TO US OR PERSONS ACTING ON BEHALF OF US ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FACTORS LISTED ABOVE IN THE SECTION CAPTIONED "RISK FACTORS" AND OTHER CAUTIONARY STATEMENTS INCLUDED IN THIS PROSPECTUS. WE DISCLAIM ANY OBLIGATION TO UPDATE INFORMATION CONTAINED IN ANY FORWARD-LOOKING STATEMENT.

                              SELLING STOCKHOLDERS

         Our Shares being offered pursuant to this prospectus are held by the selling stockholders listed below. The table below sets forth as of February 5, 2001:

         o the name of each selling stockholder who may sell our common stock pursuant to this prospectus;

         o the number of shares of common stock beneficially owned by such selling stockholder prior to the offering; and


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

         o the number of shares of our common stock to be offered by the selling stockholder pursuant to this prospectus.

-----------------------   --------------------------   -------------------------
SELLING  STOCKHOLDER      # OF SHARES BENEFICIALLY     # OF SHARES OFFERED BY
                          OWNED BEFORE OFFERING        SELLING STOCKHOLDER
-----------------------   --------------------------   -------------------------
Thomas L. Midkiff, Sr.    10,000                       10,000
-----------------------   --------------------------   -------------------------
Thomas Lee Midkiff, Jr.   10,000                       10,000
-----------------------   --------------------------   -------------------------
Dennis C. Conway          10,000                       10,000
-----------------------   --------------------------   -------------------------


                              PLAN OF DISTRIBUTION

         We are registering the Shares being offering hereunder in connection with the Stock Purchase Agreement (the "Agreement") dated October 27, 2000 by and among Radian, ExpressClose, and the stockholders of ExpressClose.

         The selling stockholders (and their respective pledgees, transferees, donees or other successors in interest) may offer and sell the shares of our common stock covered by this prospectus from time to time as follows:

         o  in the open market

         o  on the New York Stock Exchange;

         o  in privately negotiated transactions;

         o  in an underwritten offering; or

         o  a combination of such methods or any other legally available means.

         Such sales may be made at varying prices determined by reference to, among other things:

         o  market value prevailing at the time of the sale;

         o  prices related to the then-prevailing market price; or

         o  negotiated prices.

         Negotiated transactions may include:

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

         o block trades in which a broker-dealer so engaged will attempt to sell the Shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

            In connection with distributions of the Shares, any selling stockholder may:

              o enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the selling stockholders;

              o sell the shares short and deliver the shares to close out such short positions;

              o enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, which may then resell or otherwise transfer such Shares; and

              o loan or pledge the shares to a broker-dealer which may then sell the shares so loaned or upon a default may sell or otherwise transfer the pledged common stock.

         Broker dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and any broker executing selling orders on behalf of the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                                 USE OF PROCEEDS

         The Shares offered through this prospectus are being registered for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the Shares. The principal reason for this offering is to enable the selling stockholders to resell the Shares acquired through the Agreement.

                                  LEGAL MATTERS

         The validity of the issuance of the Shares offered in this prospectus will be passed upon for us by Schnader Harrison Segal & Lewis LLP.

                                     EXPERTS

         The consolidated financial statements of Enhance Financial Services Group Inc. ("Enhance") and the combined financial statements of Credit-Based Asset Servicing and Securitization LLC incorporated in this document by reference from Enhance's Annual Report on Form 10-K/A for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited financial information for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 which is incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. However, as stated in their reports included in Enhance's Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

         The consolidated financial statements and the related financial statement schedules of Radian incorporated into this document by reference from the Radian Annual Report of Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, all of which have been previously or concurrently filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: (i) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; (ii) our Annual Report on Form 10-K for the year ended December 31, 1999;
(iii) our Current Report on Form 8-K filed November 15, 2000; and (iv) Form S-4/A filed January 25, 2001, which incorporated by reference Enhance's Annual Report on Form 10-K/A for the year ended December 31, 1999 and Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         All other reports and documents filed by us subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of our Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. We will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are themselves specifically incorporated by reference). Written requests for such copies should be directed to the following: Radian Group Inc., 1601 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Investor Relations.

         Investors should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide investors with different or additional information. This Prospectus is not an offer to sell nor is it seeking an offer to buy shares of our Common Stock in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is correct as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of our Common Stock.

         Until March 3, 2001 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  30,000 Shares
                       [INSERT LOGO OF RADIAN GROUP INC.]


                                  Common Stock
                              --------------------


                                   PROSPECTUS

                              --------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by Radian.

ITEM                                                                    AMOUNT
----                                                                    ------
Registration Fee......................................................$   481.50
NYSE Listing Fee......................................................$   105.00
Attorney Fees and Expenses............................................$ 8,000.00
Accountants' Fees and Expenses........................................$ 2,000.00
Miscellaneous.........................................................$   500.00
         TOTAL........................................................$11,064.50

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b) (7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Eighth of Radian's Restated Certificate of Incorporation provides that the personal liability of directors of Radian is eliminated to the fullest extent permitted by Section 102(b) (7) of the DGCL.

         Under Section 145 of DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of Radian's Amended and Restated Bylaws provides that Radian will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer or other authorized representative of Radian, or is or was serving at the request of Radian as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article Seventh further permits

Radian to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Radian, or is or was serving at the request of Radian as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not Radian would have the power to indemnify such person against such liability under the DGCL.

Item 16.  EXHIBITS

         o 2.1: Stock Purchase Agreement dated October 27, 2000, by and among Radian Group, Inc., ExpressClose.com, Inc., and the stockholders of ExpressClose.com, Inc.

         o  5.1: Opinion of Schnader Harrison Segal & Lewis LLP

         o  15 Awareness Letter of Deloitte & Touche LLP

         o  23.1: Consent of Deloitte & Touche LLP

Item 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution;


Provided, however, that, for small business issuers, paragraphs (1)(i) and
(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.


            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 16th day of February, 2001.


RADIAN GROUP INC.


By: /s/
--------------------------

       Frank P. Filipps

       Chief Executive Officer

       (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.


/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Herbert Wender

Lead Director



/s/
--------------------------------------------                 February 16, 2001

Frank P. Filipps
Chief Executive Officer
(Principal Executive Officer)



/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for

C. Robert Quint

Executive Vice President

Chief Financial Officer

(Principal Accounting Officer)




/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for David C. Carney
Director



/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Claire M. Fagin
Director



/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for James W. Jennings
Director





/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for James C. Miller
Director

/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Ronald W. Moore
Director


/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Robert W. Richards
Director



/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Anthony W. Schweiger
Director


/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Howard B. Culang
Director



/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for

Rosemarie B. Greco

Director



/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Stephen T. Hopkins
Director



/s/
--------------------------------------------                 February 16, 2001

Howard S. Yaruss as attorney-in-fact for Larry E. Swedroe
Director